Exhibit 3.1.14

CERTIFICATE OF LIMITED PARTNERSHIP

OF

KLOL LICENSE LIMITED PARTNERSHIP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

I. The name of the limited partnership is KLOL License Limited Partnership.

II. The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III. The name and mailing address of the sole general partner is as follows:

NAME	MAILING ADDRESS
Evergreen Media Corporation of Houston	433 E. Las Colinas Blvd.
Suite 1130
Irving, TX 75039

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of KLOL License Limited Partnership as of this 24 day of May, 1993.

EVERGREEN MEDIA CORPORATION OF HOUSTON, a Delaware corporation, Sole General Partner

By:	/s/ Scott K. Ginsburg
Scott K. Ginsburg, President

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF LIMITED PARTNERSHIP OF

KLOL LICENSE LIMITED PARTNERSHIP

It is hereby certified that:

FIRST: The name of the limited partnership (hereinafter called the “partnership”) is:

KLOL License Limited Partnership

SECOND: Pursuant to provisions of Section 17-202, Title 6 of the Delaware Code, the Certificate of Limited Partnership of the partnership is amended as follows:

A.	Article I of the Certificate of Limited Partnership is amended to read in its entirety as follows:

“I.	The name of the limited partnership is AMFM Texas Licenses, LP.”

B.	Article III of the Certificate of Limited Partnership is amended to read in its entirety as follows:

“III.	The name and mailing address of the sole general partner is as follows:

NAME	ADDRESS
AMFM Houston, Inc.	600 Congress Avenue
Suite 1400
Austin, Texas 78701”

The undersigned, the sole general partner of the partnership, executed this Certificate of Amendment on the 14th day of January, 2000.

AMFM HOUSTON, INC. (formerly known as Chancellor Media Corporation of Houston), Its general partner

By:	/s/ Kathy Archer
Kathy Archer
Senior Vice President

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

AMFM TEXAS LICENSES, LP

It is hereby certified that:

FIRST: The name of the limited partnership is AMFM TEXAS LICENSES, LP

SECOND: Pursuant to the provisions of Section 17-202, Tide 6, Delaware Code, the amendment to the Certificate of Limited Partnership effected by this Certificate of Amendment is to change the address of the registered office of the partnership in the State of Delaware to 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and to change the name of the registered agent of the partnership in the State of Delaware at the said address to Corporation Service Company.

The undersigned, a general partner of the partnership, executes this Certificate of Amendment on March 10, 2004.

/s/ Kenneth E. Wyker
Name: Kenneth E. Wyker
Capacity: Senior Vice President
On behalf of the General Partner:
AMFM Houston, Inc.

DE LP D-:COA CERTIFICATE OF AMENDMENT TO CHANGE AGENT 05/96